===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-KSB


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): December 22, 2000


                                  cMeRun CORP.
               (Exact name of Company as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

       0-25359                                          65-0877745
(Commission File Number)                   (IRS Employer Identification Number)

                                 ONE CABOT ROAD
                           HUDSON, MASSACHUSETTS 01749
              (Address of principal executive offices and zip code)

                                 (978) 567-6800
                (Company's telephone number, including area code)

===============================================================================

ITEM 9. REGULATION FD DISCLOSURE.

     cMeRun Corp. (the "Company") is filing this information to describe (i) the termination of an agreement to merge a subsidiary of the Company with an Alberta corporation, which agreement was entered into in 1999 to provide, directly or indirectly, certain persons with a common stock interest in the Company, and the entering into of a Termination Agreement, pursuant to which such persons agreed to waive any rights against the Company, and to take certain other actions, in exchange for options to acquire the Company's common stock; (ii) a reduction of employees and the replacement of David W. Myers, the Company's President and Chief Operating Officer, with James S. Lovie, the Company's Chief Executive Officer, as President and Paula M. Hunter, the Company's Vice President - Sales and Marketing, as Chief Operating Officer; (iii) certain short-term financings entered into by the Company to provide near term working capital, and the Company's need for additional working capital; and (iv) a current general description of the Company's business operations, management, certain risk factors and related matters.

     As a result of the Company being delinquent in filing its Form 10-QSB for the period ended June 30, 2000, the Company's common stock ceased electronic trading on the OTC Bulletin Board in September 2000, and has not been electronically traded since that time. On December 6, 2000, the Company filed its Amended 10-QSB for the period ended March 31, 2000, to restate certain financial results, and its Form 10-QSB for the period ended June 30, 2000. Accordingly, it is currently seeking to have its stock returned to electronic trading on the Bulletin Board.

TERMINATION OF ALBERTA MERGER AND RELATED ISSUANCES OF STOCK AND OPTIONS.

     On February 2, 2000, C Me Run Corp. merged with and into the Company, and in connection with the merger, the Company changed its name to "cMeRun Corp."

     As a result of the merger, the Company became obligated to acquire C Me Run Alberta Ltd. ("Alberta"), pursuant to the terms of an acquisition agreement by and among CMERUN Corp., CMERUN Acquisition Corp. ("CAC") and Alberta (the "Alberta Agreement").

     Alberta was incorporated in Canada in November 1999 in anticipation of the merger of C Me Run Corp. and Fundae Merger Sub, Inc. (a wholly owned subsidiary of the Company). Alberta was established as a tax-efficient mechanism to transfer equity in the Company following the merger to certain of C Me Run Corp.'s Canadian founders and other Canadian individuals, as well as to reduce Canadian legal restrictions on the trading of such equity securities.

     The Alberta Agreement provided that the Company would become obligated to issue (i) upon exchange of certain exchangeable shares of CAC, an aggregate of 2,650,000 shares of common stock and to certain employees and other parties options to purchase an aggregate of 325,000 shares of common stock with an exercise price of $1.00 per share, and (ii) options to purchase an aggregate of 1,295,000 shares of common stock with an exercise price of $5.00 per share. The Alberta Agreement expressly provided that the Company had the right to terminate the Alberta Agreement if the merger was not consummated by April 30, 2000. Until August 2000, the Company undertook efforts to make certain pre-merger Canadian regulatory filings for the purpose of reducing Canadian restrictions on the trading of the equity securities to be issued in the Merger, but abandoned such efforts at such time, and began a re-evaluation of the Merger and its effect on the Company's financial statements and other matters.

     On November 6, 2000, the Company terminated the Alberta Agreement and subsequently entered into a Termination Agreement whereby the Company agreed to grant to Alberta options to purchase approximately 1,100,000 shares of common stock, vesting annually over three years, at an exercise price of $3.60 per share. In exchange for the foregoing, the Company received, among other things, a release from Alberta and certain other parties.

     Under separate agreements, the Company agreed to issue to certain of the Company's employees, officers and directors that were to have received consideration upon the acquisition of Alberta options to purchase 50,000 shares of common stock with an exercise price of $1.00 per share, options to purchase an aggregate of 845,000 shares of common stock with an exercise price of $5.00 per share, and options to purchase an aggregate of 725,000 shares of common stock with a nominal exercise price.

REDUCTION OF STAFF AND APPOINTMENT OF NEW OFFICERS.

     On November 27, 2000, the Company notified eight employees that it would be terminating their employment, for the purpose of reducing overhead. On the same day, David W. Myers, formerly President and Chief Operating Officer, was terminated without cause by the Company. The Company's Chief Executive Officer, James S. Lovie, assumed the role of President, and Paula M. Hunter, the Company's Vice President of Sales and Marketing, was appointed Chief Operating Officer. Biographies of Mr. Lovie and Ms. Hunter are included below.

RECENT FINANCINGS AND WORKING CAPITAL NEEDS.

     In order to fund its continuing operations, since the close of the quarter ended June 30, 2000, the Company has entered into several financing transactions with certain of its directors and stockholders. Such financings (described in further detail below) were necessary to provide immediate cash for employee and personnel costs, marketing, development, equipment purchases and general and administrative purposes.

     On September 18, 2000, CALP II Limited Partnership, a Bermuda limited partnership ("CALP") and the holder of 50,000 shares of the Company's Series B Preferred Stock, advanced the Company $1,000,000. The note provided for an initial fee of 10,000 restricted shares of the Company's Common Stock, and for an additional payment of 1,000 restricted shares of Common Stock for each $100,000 or portion thereof of unpaid principal for each 30 days or portion thereof after November 15, 2000 that any principal of the note remains unpaid. As of the date hereof, the Company has issued 30,000 restricted shares of common stock to CALP pursuant to the terms of this note. The CALP note was filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 and is incorporated herein by reference.

     On November 6, 2000, Douglas H. Dittrick, the Company's Chairman of the Board, advanced the Company $200,000 to be repaid on or before November 6, 2001. The note provides for the payment of interest at the rate of 9.5% to be applied to the remaining unpaid principal on a quarterly basis on each of February 6, 2001, May 6, 2001, August 6, 2001 and November 6, 2001. On or after February 6, 2001, the holder of the note may elect to convert the principal amount of the loan plus any interest then unpaid into restricted shares of the Company's common stock at the price of $3.00 for (i) one share of common stock and (ii) a warrant to purchase one-half of a share of common stock. Prior to February 6, 2001, the Company may at its sole discretion, pay the holder the remaining unpaid balance of the note, plus all interest accrued and unpaid, plus 10% of the sum of the unpaid principal and interest in lieu of providing any equities to the holder. Mr. Dittrick owns no stock in the Company. The Dittrick note was filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, and is incorporated herein by reference.

     On November 16, 2000 and November 27, 2000, Cameron Chell, the Company's Vice Chairman of the Board, advanced the Company $60,000 and $340,000, respectively, to fund continuing operations. Terms have not been finalized, but the Company anticipates that they will be similar to those relating to Mr. Dittrick's advance.

     As described above, the Company has taken steps to reduce its operating costs and raise needed operating funds, but in the near term the Company will require substantial additional financing to fund its continuing operations. Since the Company has few tangible assets or receivables, loans or similar financing will not be available on conventional terms, and will only be available through the issuance of additional equity, or equity derivative rights and instruments. All of such equity or equity derivatives, will have a dilutive effect on the equity held by existing stockholders. Certain current, principal stockholders, including Cameron Chell, may agree to provide additional funding, or to provide other concessions, which may result in their acquiring additional equity in the Company. In that case, such shareholders would not experience the same dilution that the Company's other stockholders would experience. There is no assurance that additonal funding can be obtained, and that the Company will be able to continue its operations for any definable length of time.

GENERAL DESCRIPTION OF CURRENT BUSINESS PLAN AND RELATED MATTERS.

     On January 31, 2000, an unrelated company with the name C Me Run Corp. (the "Acquired Company") merged with the Company's subsidiary, Fundae Merger Sub, Inc., with the Acquired Company surviving the merger. The merger was a stock-for-stock transaction accounted for as a reverse merger in which the shareholders of the Acquired Company received 1,000 shares of Common Stock, 2,000,000 shares of Series A Convertible Preferred Stock, and 2,333,333 shares of Series B Convertible Preferred Stock. Prior to the merger, the Company had 7,000,000 shares of common stock outstanding. In connection with the merger, the Company exercised a right to purchase for cancellation, 4,000,000 shares of its common stock for a total consideration of $1.00. Following the merger and repurchase, 3,001,000 shares of common stock were issued and outstanding. The

Agreement and Plan of Merger concerning the merger was filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

     Prior to the merger, the Company had no significant operations and its primary business strategy was to seek potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. In connection with the merger, the Company satisfied this goal and has now embarked on the business plan described below under the caption "Description of Our Business and Business Strategy".

     In connection with the merger, the Company became obligated to acquire C Me Run (Alberta) Ltd., a corporation organized under the laws of the province of Alberta, Canada, of which a substantial stockholder is Cameron Chell, the Company's Chairman following the merger, and currently the Company's Vice Chairman. As described above, the agreement providing for such acquisition has been terminated and the Company has entered into a Termination Agreement, and issued stock options and stock, in connection with such termination.

DESCRIPTION OF OUR BUSINESS AND BUSINESS STRATEGY.

     cMeRun is seeking to become "the Internet Computing Company" by enabling consumers to access brand-name software applications and games via a secured Web browser from their favorite Internet service provider, commonly known as an "ISP" or "portal". Acting as the application service provider engine behind our ISP customers, we are seeking to enable Internet portals and ISPs to provide software applications and games to customers from data centers across a wide-area network.

     Consumer ISPs currently specialize in providing Internet access to their customers. Our services enable an ISP to become a consumer application service provider, by providing management and delivery services for software applications and games to be delivered to customers. cMeRun will work with these ISP customers to create customized interfaces, which partners can then market and sell such applications and games to their end users under their own well-known and trusted brands. Through these ISP customers, we believe that we can leverage existing consumer portals to gain market penetration without incurring the expense of developing our own channel to the Internet.

     cMeRun acts as both a subscription software distributor and a technical services company. We specialize in the design, deployment and management of back-end solutions for ISPs, Internet portals and telecommunication companies. We believe that we have developed a solid infrastructure design and provide a flexible licensing framework. Together, these enable our customers to offer applications and personal file storage services to their subscribers, the end users of our services.

OUR SERVICES.

     CO-BRANDED INTERNET COMPUTING SERVICE - Our primary service offering is the deployment of the Internet-based, web-accessed computing platform that our customers license, co-brand and market to their customers as an integrated component of their Internet computing service. Our customers, ISPs and Internet portals, can choose the application packages they wish to offer their subscribers, which can include software titles from companies such as Microsoft, Corel and others. Subscriptions will automatically include upgrades to future versions.

     Each time end users want access to the system, they simply go to the customer's home page and log in. The system can recall the users' personal settings and provide access to their files through a simple icon or link on their start page. Clicking the link automatically launches the application as an embedded element of the page or in a new browser window.

     The customers have the opportunity to present the interface to their end users with maximum flexibility. They can create an experience whereby users can modify the appearance of their "desktop" (e.g., change colors, change backgrounds, show personal pictures, remove/add features to their "home page", etc.).

     We provide a certain amount of basic file storage per user, with additional storage available for an incremental fee. In addition, we provide security in the form of 128-bit encryption (Secure Socket Layer - SSL) and an internal firewall at no extra charge. For the end user, we will provide a free Web-based help desk and email customer support service related to the cMeRun offering. Telephone end user support is normally provided via the customer's existing help desk. cMeRun in turn provides service specific telephone support to key customer technical staff.

     Because the software applications and games we offer through our customers run on our servers instead of an end user's hard drive, we can provide an end user with a flexible and dynamic platform for personal computing.

     - Our service enables end users to pay for as many or as few software applications as they need and only for as long as they want them.

     - We intend to continually upgrade each of our application offerings automatically, at no additional cost to the consumer. End users do not need to have the aptitude or the expertise to manage system updates or handle day-to-day maintenance for their computer systems to access new software applications.

     - Because the applications are not run on the end user's hardware, the ultimate customer can avoid the $1,500 to $3,500 investment in hardware upgrades or new computers that have the sophistication necessary to operate the latest and most technically complex applications.

     - An end user can access his or her personal desktop, files, and applications anywhere, anytime, and on almost any Internet-capable device, regardless of the platform.

         cMeRun PROFESSIONAL SERVICES - Our professional services division plans to provide for-fee consulting to our ISP customers to aid in the planning, deployment and ongoing integration of our co-branded offerings. The amount of consultation and customization will vary among customers.

OUR MARKET.

     DIRECT TARGET MARKET. Our primary direct target market includes the ISPs, telcos, broadband carriers, and other companies with a major consumer Internet focus, and Internet portal sites. Our secondary direct target market consists of the computer hardware manufacturers and marketers of Internet appliances, such as "thin client devices" and television set-top boxes.

     INDIRECT TARGET MARKET. Our indirect target consists of consumers who make personal use of consumer applications and games. These include:

     - Consumers, small office and home office users. This population wants to be able to access the latest software applications without the difficulty and expense of constantly upgrading their hardware or software requirements and/or maintaining their system;

     - Individuals who have Internet-capable "thin clients," ranging from hand-held devices to set-top devices, with a need to access applications and content to expand the capabilities of their devices;

     - People who travel extensively and would like the ability to access their applications and files from anywhere and anytime they have access to the Internet, regardless of what computer they are using; and

     -    People who cannot afford the investment in a fully functional
          PC, but who would consider subscribing to a comprehensive service that supplies an Internet appliance, Internet connectivity and the cMeRun application service for a fixed monthly fee.

REVENUE OPPORTUNITIES.

     We expect to generate revenue through multiple sources, including:

     -    Per-user software licensing fees paid to cMeRun by its customers;

     - Monthly management and licensing service fees paid to cMeRun by its customers; and

     -    Professional services fees paid to cMeRun by its customers.

     As we build an end user subscriber base, we may seek the possibility of charging an agency fee from e-commerce and advertising programs generated through hits/impressions related to the delivery of our Internet computing services.

MARKETING.

     cMeRun has a combined push and pull marketing and promotion strategy.

     PUSH MARKETING - Through a North American campaign consisting of public relations, symposium and trade show participation and sponsorship, and advertising, we are creating awareness of our brand and services to our direct market: ISPs, telcos and Internet portal companies that are potential customers.

     PULL MARKETING - We plan to sponsor cooperative advertising and marketing campaigns with customers to promote our service to their subscribers, thereby increasing revenue for both cMeRun and its customers. These campaigns will help create consumer market awareness of our brand to heighten brand awareness both of our components and the brand of our partners.

PRODUCT DEVELOPMENT SCHEDULE.

     In January 2000, we completed a proof of concept demonstration of an application running via the Internet, providing storage on a remote server and generating statistics on a per-user basis. The software package Microsoft Office(TM) was made available to Windows-only Web-based clients. A static HTML page with no customizability options was presented to the end users.

     By the end of April 2000, we had procured and configured the initial hardware components and development servers and completed the documentation of policies, procedures and standards that are used to establish the development environment, including the development of the back-end software, Web site design and integrated accounting systems.

     From February to May 2000, beta users were given access to a limited set of consumer applications hosted on www.cmerun.com. In addition, focus groups were exposed to the service. This phase tested the performance, functionality, design and overall user experience of the service and its perceived value in our market. From these tests, we refined the performance, design and functionality elements of the service. Also during this time period, additional technical resources and customer support staff were recruited and trained on our design, maintenance and service delivery methodologies to prepare for implementation.

     The Company's initial server farm/data center was in Seattle, Washington. In June 2000, cMeRun replaced this facility with a full production Data Center in Waltham, Massachusetts, with capacity to accommodate 10,000 subscribers. Housed in a facility operated by Exodus Communications, Inc., an industry leader in Fortune 50 class data centers, our server farm is highly secure and designed for rapid scale. Our R&D facility was built in our offices in Hudson, Massachusetts.

     Additionally, cMeRun has developed a partnership with Exent Technologies Inc. to integrate online gaming into our web-based application suite. cMeRun and Exent have entered into a partnership to co-market and provide integration and support services around the deployment of Exent's gaming platform.

     cMeRun designed and implemented a controlled rollout of its service with Cyber Beach, an Ontario, Canada Internet service provider, which moved to full production and a service contract on November 1, 2000. The Company is currently in negotiations with several service providers and portals, and hopes to be able to provide its service on a larger scale in the first quarter of 2001.

COMPETITION.

     Our direct competitors are focused on enabling the consumer market to use the Internet as a personal workspace. These companies include IntoNetwords, Yummy.com, MediaStation and Always On, among others. Such companies have announced or are already delivering software rental services potentially targeted at the consumer market. In general, we believe cMeRun to offer better pricing, more storage capacity, enhanced security features and better overall performance than our competitors. Although these companies have similar business models, our focus is on the consumer market using a "thin-client" mind set, meaning an end user that utilizes minimal local hardware to engage in computing.

                                  RISK FACTORS

     You should carefully consider the risks described below before making a decision to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially impair our business operations.

     If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this Form 8-K as well as our quarterly reports on Form 10-QSB as amended for the Quarters ended March 31, 2000 and June 30, 2000 and, when available, the Company's Annual Report on Form 10-KSB.

WE HAVE ONLY BEEN IN BUSINESS FOR A SHORT PERIOD OF TIME AND YOUR BASIS FOR EVALUATING cMeRun IS LIMITED.

     Management has only operated the current business of cMeRun since January 31, 2000. Therefore, we have no operating history for you to use in evaluating our proposed business, our business prospects, the effectiveness of management or our potential for success. We are actively marketing our services to ISPs, telcos and portals . Our company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as the Internet and the World Wide Web. Such risks, expenses and difficulties include:

     -    the evolving and unpredictable nature of our business,

     -    our ability to anticipate and adapt to a developing market,

     -    acceptance by consumers of our services, and

     -    the ability to identify, attract and retain qualified personnel.

We cannot assure you that we will be successful in addressing these and other risks. Because we have not yet commenced commercial sales, our past results and rates of growth are not meaningful and you should not rely upon them as an indication of our future performance.

WE WILL REQUIRE SUBSTANTIAL ADDITIONAL FINANCING WHICH COULD BE DIFFICULT TO OBTAIN.

     We are still in the early stages of the development of our business. We intend to grow our business rapidly and expect to incur significant operating losses for the foreseeable future. Product development, marketing, project implementation and our plans for expansion will require significant amounts of capital. Since we have no revenues to finance our continuing operations and plans for expansion, we will require significant external financing immediately. Since the Company has few tangible assets or receivables, loans or similar financing will not be available on conventional terms, and will only be available through the issuance of additional equity, or equity derivative rights and instruments. All of such equity or equity derivatives will have a dilutive effect on the equity held by existing stockholders. We can make no assurance that additonal funding can or will be obtained, and that the Company will be able to continue its operations for any definable length of time. Obtaining additional financing will be subject to a number of factors, including:

     -    market conditions,

     -    our operating performance, and

     -    investor sentiment, particularly for Internet-related companies.

These factors may make the timing, amount, terms and conditions of additional financing unattractive, difficult or even impossible to obtain for cMeRun. Market conditions for companies with similar business strategies, and Internet based business plans, have been depressed recently, which has made additional financings difficult and costly to the Company. The Company is not able to predict if this situation will continue. If we are unable to obtain additional financing on satisfactory terms, we may have to suspend our operations or terminate our operations altogether. In that case, we would not be able to execute our business plan and our financial condition will be materially and adversely affected.

WE HAVE INCURRED SUBSTANTIAL LOSSES AND ANTICIPATE INCURRING CONTINUED LOSSES.

     We have only been operating our Internet computing business for a short period of time and during that time our business has never been profitable. We have incurred net losses totaling approximately $7,000,000 including non-cash compensation charges of approximately $2,200,000 from November 8, 1999, our date of inception, to June 30, 2000, and will incur substantial losses in the fourth quarter of our fiscal year ended September 30, 2000. We expect that we will continue to incur significant losses for the foreseeable future.

     We will need to generate significant revenue to achieve profitability. We may not achieve profitability. If our revenue grows more slowly than we anticipate or if our operating expenses either increase more than we expect or cannot be reduced in light of lower revenue, our results of operations will be materially and adversely affected.

OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS AND YOU SHOULD NOT RELY ON THEM AS AN INDICATION OF OUR FUTURE REVENUE.

     Our operating results may vary significantly from quarter to quarter due to a number of factors, not all of which are in our control. Future revenue and operating results are difficult to forecast and for the foreseeable future will be influenced by the timing and amount of sales to new customers. Future revenue likely will be affected by:

     - slow sales resulting from new end users that are unfamiliar with the new services we offer, and

     - many fixed expenses that cannot be quickly adjusted to accommodate for a shortfall in sales.

Because of these factors, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that, in future periods, our results of operations may be below the expectations of public market analysts and investors. This could cause the trading price of our common stock to decline.

OUR SERVICES ARE NEW IN THE MARKETPLACE, AND WE ARE UNCERTAIN AS TO WHETHER THEY WILL ACHIEVE ACCEPTANCE IN THE MARKETPLACE.

     The market for our services has only recently begun to develop and is rapidly changing. As is typical for a new and rapidly evolving industry, market acceptance for recently introduced services over the Internet is subject to a high level of uncertainty. We can give you no assurance that our services, including Internet-based computing, will be accepted in the marketplace or that the Internet will continue to grow in its role in commerce and society in general.

OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO RETAIN KEY PERSONNEL.

     We depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our Chief Executive Officer, James S. Lovie; Paula M. Hunter, our Vice President and Chief Operating Officer; Gerald J. McGovern, our Vice President and Chief Financial Officer; Colin B. Curwen, our Vice President and Chief Technology Officer; and Warren S. Talbot, our Vice President of Business Development, who are key technical, operating and customer relationship employees. The loss of the services of any key employee could have a material adverse effect on our business. Biographies of the above referenced key personnel are included below.

WE MAY HAVE DIFFICULTY MANAGING OUR EXPANDING OPERATIONS.

     If we are able to successfully execute our business plan, we expect to experience rapid growth. This growth may place significant strain on our managerial, operational and financial resources. The number of our employees has increased from our initial two founders to 26 individuals. To accommodate our growth, we believe that we will have to implement new or upgraded operating and financial systems, procedures and controls throughout the organization. In addition, we will need to recruit, train and retain a significant number of employees, particularly employees with technical, marketing and sales backgrounds. These individuals are in high demand and we may not be able to attract the staff we need. We may not succeed in these efforts to manage our growth, which could have a material adverse effect on our business, financial condition and results of operations.

WE WILL BE RELYING ON OUR ISP CUSTOMERS TO RESELL OUR SERVICES AND WOULD BE ADVERSELY AFFECTED IF THEY ARE NOT ABLE OR WILLING TO MARKET OUR SERVICES SUCCESSFULLY.

     We expect to derive much of our sales revenue through our ISP, telco and portal customers who will either resell or use our services to enhance their own services to end users. Our success will be dependent on whether or not we are able to develop relationships with customers and can maintain a strong end user base. If we are unable to enter into those relationships, our business will be materially and adversely affected.

     In addition, our relationships with our customers are subject to certain risks including:

     - We cannot control or predict the success of any customer at promoting our business and in reselling our services.

     - We may have difficulty in maintaining long-term relationships with customers.

As a result of these and other risks, we may experience difficulty or interruptions in our ability to deliver our services to end users. If end users are not able to rely on their ISP to deliver our services in a consistent and efficient manner, our business could be materially and adversely affected.

WE WILL BE RELYING ON BUILDING AND MAINTAINING RELATIONSHIPS WITH SOFTWARE CONTENT VENDORS, AND IF WE CANNOT DO SO EFFECTIVELY, THE PUBLIC RECEPTION OF OUR SERVICE WILL BE NEGATIVELY IMPACTED.

     We intend to create a service offering which will attract end users by providing a wide selection of software titles in the areas of productivity, gaming and education. In order to create an appealing service offering, we must contract with a number of software vendors to obtain the rights to provide their software as part of the cMeRun service. A successful public reception of the cMeRun service depends upon our being able to offer a sufficient number of software titles.

     If we fail to attract a sufficient number of software vendors or if, having entered into contractual relationships with such vendors, we fail to satisfy them and they cease doing business with us, we could experience difficulty in creating a service offering which will generate interest among end users. If vendors decide that we do not generate sufficient revenue, or that our service does not deliver their software with satisfactory reliability and performance, or that they would prefer to do business with our competitors than with us, we could find ourselves unable to obtain the rights to a sufficient number of titles to build a service offering which the public will find desirable.

IF WE CANNOT PROVIDE OUR CUSTOMERS AND THEIR END USERS WITH THE SUPPORT THEY NEED, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     Our customers will require significant technical support from cMeRun, and we do not have any history or experience in establishing or maintaining such third party support. We can provide no assurances that we will be able to successfully support our customers. If we are unable to provide such support, we may lose customers, or seriously impair the customer's ability to retain end user subscribers to our service. We can provide no assurance that we will be able to replace any or all customers lost as a result of failure to provide sufficient support.

OUR SUCCESS IS DEPENDENT UPON OUR ABILITY TO ADAPT TO THE CHANGING NEEDS OF OUR CUSTOMERS AND THE ENVIRONMENT IN WHICH INTERNET-BASED COMPUTING IS CONDUCTED.

     Our success will depend on our ability to design, develop, test, market, sell and support new services and enhancements of current services on a timely basis in response to both competitive offerings and evolving demands of the marketplace. In addition, we must ensure that new services and enhancements are compatible with end user devices and Internet protocols.

     In order to create or improve our services, we must be able to successfully integrate software licensed from third parties into our own software. These projects are key to the success of our business strategy. We can give you no assurance that we will be successful in developing, integrating and marketing these and other new services and enhancements. If we are unable to do so, our business, operating results and financial condition will be materially and adversely affected.

WE HAVE MANY COMPETITORS AND POTENTIAL COMPETITION AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

     The market for Internet personal computing is growing rapidly and is intensely competitive. Our direct competitors include IntoNetworks, Yummy.com, MediaStation and Always On, among others. We must also compete with companies that provide software on a more traditional, stand-alone basis to individual consumers for use on their personal computers. Such competitors may engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, strategic partners, advertisers and software licensors. Our competitors may be better financed and have access to more substantial capital than the Company, and may therefore have a competitive advantage from a greater ability to secure equipment, personnel, strategic partners or customers.

     Our competitors may develop services that are equal or superior to our own or that achieve greater market acceptance than our own. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share. We may not be able to compete successfully and competitive pressures may materially and adversely affect our financial condition.

THE ACCEPTANCE AND EFFECTIVENESS OF INTERNET COMPUTING IS NOT YET FULLY ESTABLISHED.

     Our future success is dependent on an increase in the use and acceptance of the Internet as a personal computing platform. Internet computing is new and rapidly evolving, and it is difficult to gauge its acceptance by the personal computing population. Critical issues concerning the commercial use of the Internet, including capacity, security, reliability, cost, ease of use, access, quality of service and acceptance of advertising, remain unresolved. As a result, demand for and market acceptance of Internet computing solutions are uncertain. If the market for Internet computing fails to develop or develops more slowly than we expect, our business could be materially and adversely affected.

WE DEPEND ON THE CONTINUED VIABILITY OF THE INTERNET INFRASTRUCTURE.

     Our success depends upon the development and maintenance of a viable Internet infrastructure. The current Internet infrastructure may be unable to support an increased number of users. The timely development and acceptance of products such as high-speed modems and communications equipment will be necessary to continue reliable Web access. Furthermore, the Web has experienced outages and delays as a result of damage to portions of its infrastructure. Such outages and delays could adversely affect Web sites and the level of traffic on our customers' sites.

     In addition, the effectiveness of the Web may decline due to delays in the development or adoption of new standards and protocols designed to support increased levels of activity. If such new infrastructure, standards or protocols are developed, we may be required to incur substantial expenditures to adapt our services to the new technologies.

TECHNOLOGICAL CHANGE MAY RENDER OUR SERVICES OBSOLETE.

     The Internet market is characterized by rapidly changing technology, evolving industry standards, frequent new product announcements and enhancements and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards can render existing products and services obsolete. Our success depends on our ability to adapt to rapidly changing technologies and to improve the performance, features and reliability of our services in response to changing customer and industry demands. We may experience difficulties that could delay or prevent the successful design, development, testing, introduction or marketing of services. New services or enhancements to existing services may not adequately meet the requirements of our current and prospective customers or achieve any degree of significant market acceptance. We can give you no assurances that we will be successful in adapting to this rapidly evolving environment in a manner that allows us to compete effectively.

OUR SYSTEMS MAY FAIL OR EXPERIENCE SLOWDOWNS.

     All of our communications hardware and other data center operations are provided internally and through a multiple hosting services firm on the East Coast. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems. Our business could be materially and adversely affected if our systems were affected by any of these occurrences. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems or loss of data.

     Our future success depends in part on the efficient performance of our Internet computing solutions, as well as the efficient performance of the systems of third parties, such as our customers. A rapid and substantial increase in the volume of end users could strain the capacity of the software or hardware that we have deployed, which could lead to slower response times or system failures and adversely affect the availability of our services and our revenue. To the extent that we do not effectively address any capacity constraints or system failures, our customers may choose competing services and as a result our business may be materially adversely affected.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY GOVERNMENTAL REGULATION OF THE INTERNET AND INTERNET-RELATED BUSINESSES.

     The legal and regulatory environment governing the Internet is uncertain and may change. A number of laws and regulations have been and may be adopted covering issues such as pricing, acceptable content, taxation and quality of products and services on the Internet. Such legislation could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium. In addition, due to the global nature of the Internet, it is possible that multiple federal, state or foreign jurisdictions might inconsistently regulate our activities and customers. Any of the foregoing developments could have a material adverse effect on our business.

IF WE CAN NOT PROVIDE THE END USERS OF OUR SERVICES WITH THE SECURITY AND CONFIDENTIALITY THEY REQUIRE, OUR BUSINESS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

     A significant barrier to e-commerce and communications is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. We can provide you no assurances that the advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms used by cMeRun to protect customer transaction data. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions. We can provide you no assurances that our security measures will prevent security breaches of our systems and our customer data. Any material breach in security could materially and adversely affect our business.

THERE IS A LIMITED TRADING MARKET FOR OUR COMMON STOCK AND WE CAN PROVIDE NO ASSURANCES THAT THIS MARKET WILL EITHER CONTINUE OR GROW.

     There is currently only a limited trading market for our common stock. Until September 2000, our common stock was quoted on the OTC Bulletin Board under the symbol "CMER", which is a limited market in comparison to the Nasdaq system, the New York Stock Exchange or the American Stock Exchange. As a result of the Company being delinquent in the filing of its Form 10-QSB for the period ended June 30, 2000, the Company's stock ceased electronic trading on the OTC Bulletin Board. On December 6, 2000, the Company filed an Amended 10-QSB for the period ended March 31, 2000, to restate certain financial results, and a Form 10-QSB for the period ended June 30, 2000. Accordingly, it is seeking to have its stock returned to electronic trading on the OTC Bulletin Board.

     There is no assurance that the Company's stock will return to electronic trading on the OTC Bulletin Board, when this may happen, or whether subsequent events may cause it to cease trading electronically in the future. We can provide you no assurances that the limited market for our common stock will continue on the OTC Bulletin Board or will grow. In addition, we can provide you no assurances that our common stock will ever qualify for inclusion on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

     The price at which our common stock will trade has been and is likely to continue to be highly volatile and may fluctuate substantially due to a number of factors, including:

     -    actual or anticipated fluctuations in our results of operation,

     -    changes in or our failure to meet securities analysts' expectations,

     -    technological innovations,

     -    increased competition,

     - conditions and trends in the Internet and other technology industries, and

     -    general market conditions.

     In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. These broad market fluctuations may result in a material decline in the market price of our common stock, regardless of our operating performance.

     In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management's attention and resources, which could have a material adverse effect upon our business, financial condition and results of operations.

OUR BOARD OF DIRECTORS CAN ISSUE DEBT, COMMON STOCK OR PREFERRED STOCK WITHOUT THE APPROVAL OF OUR STOCKHOLDERS AND THE HOLDERS OF SUCH DEBT, COMMON STOCK OR PREFERRED STOCK WOULD LIKELY HAVE RIGHTS AND PREFERENCES SENIOR TO EXISTING HOLDERS OF OUR COMMON STOCK.

     Our certificate of incorporation authorizes our Board of Directors to create and issue shares of preferred stock without the approval of our stockholders. Any series of preferred stock could have rights and preferences that are superior to our common stock, including superior preferences upon a liquidation of the Company and special voting rights that could prevent a change in control of the Company.

WE DO NOT PAY AND DO NOT ANTICIPATE IN THE FUTURE PAYING DIVIDENDS ON OUR COMMON STOCK.

     cMeRun does not pay, nor do we anticipate paying, dividends on our common stock. If we generate positive cash flows from our operations, we intend to use those positive cash flows to finance further growth of our business.



                     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                                AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information regarding cMeRun's executive officers and directors as of December 1, 2000.

      NAME                AGE   POSITION

Cameron B. Chell           32   Vice Chairman of the Board

Chad K. Corneil            31   Director, Audit Committee Chair, Compensation
                                Committee Member

Douglas H. Dittrick        67   Chairman of the Board, Audit Committee Member

Gordon A. Elliott          68   Director, Compensation Committee Member

David C. Hayden            45   Director

Richard A. Hronicek        45   Director, Compensation Committee Chair

Frank J. Killoran          42   Director

Alan B. Levine             57   Director, Audit Committee Member

James S. Lovie             48   Chief Executive Officer, President
                                and Director

Paula M. Hunter            41   Chief Operating Officer and Vice President -
                                Sales and Marketing

Theodora S. Convisser      53   Vice President, General Counsel and Corporate
                                Secretary

Colin B. Curwen            30   Vice President and Chief Technology Officer

Gerald J. McGovern         44   Vice President, Chief Financial Officer
                                and Treasurer

Warren S. Talbot           29   Vice President - Business Development



Douglas H. Dittrick
CHAIRMAN OF THE BOARD, AUDIT COMMITTEE MEMBER

     Mr. Dittrick became Chairman of Board of Directors of cMeRun on September 20, 2000. Mr. Dittrick is President and Chief Executive Officer of Douglas Communications Corporation II, which he formed in July of 1986 to acquire and operate communications companies, with emphasis in the area of cable television, and which currently provides consulting services in the telecommunications and marketing field. Douglas Communications Corporation II was the successor corporation to the original Douglas Communications Corporation, founded by Mr. Dittrick in 1979, which subsequently merged with Tribune Cable Communications. Before forming his own company, Mr. Dittrick served from 1974 to 1979 as President of Viacom Communications, with total responsibility for cable operations, and from 1969 to 1974 as founder and Vice President of Operations of American Television and Communications Corporation of Denver, Colorado. From 1966 to 1996 he was extensively involved in The National Cable Television Association, serving as Chairman in 1979 and 1980 and receiving in 1984 the Association's Vanguard Award for outstanding contributions to the cable television industry. In 1982 he was named Executive of the Year by CABLE TELEVISION BUSINESS Magazine. Mr. Dittrick currently serves on the board of directors of Vornado Operating Company, and is Chairman of the Board of DTC Communications, Inc., a private communications company.

Cameron B. Chell
VICE CHAIRMAN OF THE BOARD

     Mr. Chell became Vice Chairman of the Board on September 20, 2000. From January 31, 2000 to September 20, 2000, he was Chairman of the Board. He was the Chairman and Chief Executive Officer of the Acquired Company from November 1999. Since November 1999, Mr. Chell has served as the Chairman of the Board and Chief Executive Officer of Chell.com Inc., a private strategic merchant bank. Since January 2000, Mr. Chell has been the Chairman of the Board and Chief Executive Officer of Chell.com Ltd. a formerly private strategic merchant bank which merged with Networks North, Inc., a U.S. corporation, to become the publicly held Chell Merchant Capital Group. From January 1998 to November 1999, Mr. Chell was the Chairman of the Board/Co-Chairman and an officer of FutureLink Corp. (formerly FutureLink Distribution

Corp.), a business applications service provider. From May 1997 to January 1998, Mr. Chell was the Chairman of the Board and Chief Executive Officer of Chell Corp., a private financial consulting firm, and a director and Vice President of Technologies Inc with Jaws Technologies Inc. From January 1994 to May 1997, Mr. Chell was a registered representative with a Calgary, Alberta broker dealer. Mr. Chell's business experience has focused on the development and financing of high-tech corporations. He is a founder and co-chairman of the ASP Industry Consortium.

     On November 6, 1998, Mr. Chell entered into a Settlement Agreement with the Alberta Stock Exchange to resolve a pending investigation into alleged breaches by Mr. Chell of Alberta Stock Exchange rules and bylaws. As part of the Settlement Agreement, Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance in connection with various offers and sales of securities. Further, Mr. Chell was prohibited from receiving Alberta Stock Exchange approval for a five year period, subjected to a CDN$25,000 fine and a three year period of enhanced supervision. Subsequent to such Settlement Agreement, Mr. Chell has served as an officer and director of one or more companies that have registered, or applied to become registered, as reporting companies under the rules of certain securities exchanges in Canada, including in connection with the issuance of cMeRun stock to certain Canadian residents. In connection therewith, cMeRun has been advised by the Alberta Securities Commission that it is conducting a review of Mr. Chell's suitability to serve as a director or officer of cMeRun.

Chad K. Corneil
DIRECTOR, AUDIT COMMITTEE CHAIRMAN, COMPENSATION COMMITTEE MEMBER

     Mr. Corneil was elected as a director of cMeRun on April 21, 2000. Mr. Corneil founded and has been the Chief Executive Officer of Allidex, Inc., formerly known as WorldOne Webwide, Inc., since February 1, 2000. Mr. Corneil has been the Secretary/Treasurer of the ASP Industry Consortium since April 1999. From March 1997 to February 2000, Mr. Corneil was the Product Manager for Great Plains Hosting Services, and also acted as the Program Manager for the Management Services Program for Great Plains Consulting. From May 1991 to February 1997, Mr. Corneil worked for Deloitte & Touche, first as an auditor and then as a manager in their computer consulting group. He became a Chartered Accountant in Canada in 1995 and maintains memberships in both the Institute of Chartered Accountants of Saskatchewan and the Institute of Chartered Accountants of Ontario.

Gordon A. Elliott
DIRECTOR, COMPENSATION COMMITTEE MEMBER

     Mr. Elliott was elected as a director of cMeRun in September 2000. He is a director of Mainsborne Communications, an international powerline carrier technology company with patented processes to send information reliably over power lines. From 1975 to 1984, Mr. Elliott was a partner, Vice President - Prairie Division, and then Chief Executive Officer of McDonald Supply, a regional retail and wholesale appliance dealer. From 1962 to 1975, he held personnel and management positions with Eaton's, the largest Canadian department store chain. From 1984 to 1995, he was a partner in the marketing and fund raising consulting firm of Haines Elliott Marketing Services. From 1995 to 2000, Mr. Elliott served as Director of the Millennium Quest for the Calgary Philharmonic Society.

David C. Hayden
DIRECTOR

     Mr. Hayden was elected a director of the Company on April 19, 2000. He founded Critical Path (Nasdaq: CPTH) in February 1997 and served as its Chairman, President and Chief Executive Officer from inception until November 1998. He continues to serve as Critical Path's Chairman. From August 1993 to February 1997, Mr. Hayden was Chairman, President, Chief Executive Officer and co-founder of The McKinley Group, creators of Magellan, the highly popular Internet search engine, which was sold to Excite in August 1996. Between 1991 and 1993, Mr. Hayden held board positions at Spectrum Holobyte and Research On Demand. Mr. Hayden was recently recognized by Forbes as a member of the AE-Gang@, New Digital Entrepreneurs, in the July 26, 1999 issue. Mr. Hayden was also a finalist for the Northern California's 1999 Ernst & Young Entrepreneur of the Year award. In June of 1998 he was named one of Sm@rt Reseller magazine's ASm@rt 50 influential decision-makers in the Internet.

Richard A. Hronicek
DIRECTOR, COMPENSATION COMMITTEE CHAIRMAN

     Mr. Hronicek was elected as a director of cMeRun on April 19, 2000. Mr. Hronicek was President and CEO of Xevo Corporation from August 1998 until November 2000. From June 1998, to August 1998, he was Senior Vice President of US Internetworking, an application service provider specializing in ERP applications. From April 1997 to January 1998, Mr. Hronicek was Chief Executive Officer of Javelin Internet Group and from April 1995 to April 1997, he was Chief Executive Officer of Pacific Bell Internet. From 1981 to April 1995 he held various positions with Pacific Bell, and founded Pacific Bell Internet Services, Inc. ("PBI"). Under his direction, PBI launched its Internet service in 1996 and was named ASP Start-up of the Year by America's Network magazine.

Frank J. Killoran
DIRECTOR

     Mr. Killoran was elected as a director of cMeRun on April 20, 2000. Since March 1997, Mr. Killoran has been President, CEO and majority shareholder of National Process Equipment, the largest independent distributor of industrial pumping systems in Canada. From May 1993 to March 1997, Mr. Killoran was President and CEO of Taro Industries Limited, an oil and gas services company. From 1981 to May 1993, Mr. Killoran worked with the accounting firm Coopers and Lybrand as a partner in charge of Calgary's "corporate turnaround" group where he led the review and financial restructuring of numerous corporations from a variety of industries.

Alan B. Levine
DIRECTOR, AUDIT COMMITTEE MEMBER

     Mr. Levine was elected as a director of cMeRun on September 20, 2000. He has served as Vice President, Chief Financial Officer and Treasurer of Marathon Technologies Corporation since 1998. He was a partner with the accounting firm of Ernst & Young LLP from 1986 to 1998, and served in other accounting positions with the firm from 1974 to 1986. He is a Certified Public Accountant in the states of Massachusetts and Florida. He serves on the Board of Directors of eCENT Technology, Inc.

James S. Lovie
DIRECTOR, CHIEF EXECUTIVE OFFICER AND PRESIDENT

     Mr. Lovie became the Chief Executive Officer and a director of cMeRun in January 2000, and assumed the duties of President in November, 2000. From October 1998 to January 2000, Mr. Lovie was the President and Chief Executive Officer of Bell Distribution Inc., the leading Canadian-based integrated services retail organization in telecommunications for the Bell family of products. From June 1995 to October 1998, Mr. Lovie was Senior Vice-President B Sales, Marketing and Distribution for Bell Mobility and Vice President, Western Region with Bell Mobility. From January 1991 to June 1995, Mr. Lovie was Vice President of Integrated Customer Services at Xerox Canada.

Paula M. Hunter
CHIEF OPERATING OFFICER AND VICE PRESIDENT - SALES & MARKETING

     Ms. Hunter joined cMeRun in February 2000. From October 1999 to February 2000, Ms. Hunter was the General Manager of Eggrock Partners, Inc. (now Breakaway Solutions), where she was responsible for sales, marketing, delivery, engineering, and operations functions within the application service provider division. Eggrock Partners Inc. is a systems integration consulting firm and application service provider. Ms. Hunter is one of the founders of the ASP Industry Consortium where she currently has a seat on the Board of Directors. From May 1995 to October 1999, Ms. Hunter worked for Compaq Computers Corp as Director of Solutions Marketing for Compaq Computer Corporation's Emerging Markets and Programs Business Unit. Ms. Hunter was responsible for the development of Compaq's strategy and programs in the Application Service Provider market. Ms. Hunter also managed programs for Thin Client Server Computing, and Streaming Media Solutions.

Theodora S. Convisser
VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

     Ms. Convisser joined cMeRun on May 5, 2000, first as its Corporate Secretary and then as its Vice President and General Counsel. Prior to joining cMeRun, Ms. Convisser served as Clerk of the Corporation of Boston Edison Company from 1986 to 1999, and as Assistant General Counsel of Boston Edison Company from 1984 to 1999. Before joining Boston Edison Company, Ms. Convisser spent two years as an associate at the law firm of Herrick and Smith and two years as a law clerk to the Justices of the Supreme Court of New Hampshire. She is a member of the Massachusetts and the federal bars.

Colin B. Curwen
VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER

     Mr. Curwen was one of the founders of cMeRun Corp., and became its Chief Technology Officer in October, 2000. From November, 1999 to October, 2000 he was cMeRun's Vice President - Product Development. From July, 1998 to November, 1999, Mr. Curwen served as Director of Sales and Director of Channel Sales for FutureLink Corp., a business application service provider. From July, 1997 to June, 1998, Mr. Curwen was the Southern Alberta Education Sales Director for WestWorld Computers Ltd. From October 1995 to December 1996, he was the owner/operator of Sandusky's, a restaurant in Canada.

Gerald J. McGovern
VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

     Mr. McGovern joined cMeRun as its Vice President, Chief Financial Officer and Treasurer in May, 2000. From 1997 though 1999, he acted as a private financial consultant, and served as senior financial executive in special situations for various client companies. From 1994 through 1996, Mr. McGovern was Chief Financial Officer for International Health Specialists. Prior to that, Mr. McGovern was employed for twelve years by the accounting firm of Ernst & Young. Mr. McGovern is a Certified Public Accountant for the Commonwealth of Massachusetts.

Warren S. Talbot
VICE PRESIDENT - BUSINESS DEVELOPMENT

     Mr. Talbot was one of the founders of cMeRun Corp., and became its Vice President - Business Development in November of 1999. From October, 1999 to November, 1999, he was Program Manager at Futurelink Corp., a business application service provider. From October, 1997 to October, 1999, he was Program Manager at Microsoft Corporation, a software and internet company. From November, 1994 to October, 1997, he was Licensing Supervisor for Software Spectrum, a software company.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 cMeRun CORP.


Date: December   , 2000          By: /s/ Gerald J. McGovern
                                     -----------------------------------
                                     Name:  Gerald J. McGovern
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer